CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                 Exhibit 10.15


                              ASIC DEVELOPMENT AGREEMENT


This is an agreement, dated as of June 24th, 1997 ("Effective Date") by and between SUPERTEC ELECTRONICS Ltd., located at 1 Hamasger St., Raanara 43653, POB 2550 Israel (hereinafter "SUPERTEC"), and NOGATECH Ltd., located at 3 Miviz Kudash St. Givat Shmuel 54100, Israel (hereinafter "CUSTOMER").

Whereas, CUSTOMER requires a design for a particular semiconductor product in accordance with the design based on LG SEMICON'S technology.

Whereas, SUPERTEC has expertise in the design of semiconductor products and believes it can perform the obligations described herein relating to the design and production of the Product in accordance with this Agreement; and

Whereas, LG SEMICON has expertise in the manufacturing of integrated circuits, and believes it can perform the obligations described herein relating to the production of a design for Product and the manufacture of the Product in accordance with this Agreement;

Whereas, CUSTOMER desires to purchase from SUPERTEC as its sole supplier for the following design, and targeting for the quantity of more than 1 MILLION units per year and SUPERTEC desires to sell such semiconductor products which are developed by CUSTOMER and SUPERTEC and produced by LG SEMICON.

Now, therefore, in consideration of the Agreements between SUPERTEC and LG SEMICON the parties hereto agree as follows:

PRODUCTION & DEVELOPMENT

SUPERTEC and CUSTOMER agree to use their respective best efforts to perform the Design Steps for which such party is responsible as follows and to complete each such Design Step by the appropriate Target Completion Date as follows:

1.   DEFINITION

     Project Name:  NT 1003
     Part Number:   GVS 853XX
     Package:       100 PQFP
     Technology:    0.35 um SC TLM
     Size:          4,014 um x 4,014 um
     Description:   80 K gate 4 K byte DPRAM, USB transceiver, PLL,
                    Power-On-Reset, Clock Generator

2.   DEVELOPMENT OF PRODUCT

2.1  Development of * module (DRAM controller preliminary estimation *-*
     ******).
2.2 Synthesis of RTL Varilog files and test vectors generation (preliminary satisfaction - * ****** of **** time of an engineer).
3.3 Development of ***** ***** ASIC in *.* um SC for ****** fair (including ** K gate, * K byte DPRAM, *** transceiver).
2.4  Development of second stage **** ASIC in *.** um S.C.

 * If there is a significant change in the development hours (more than 10%) SuperTec should notified Nogatech to get the exceeded hours.

3.   FORECAST FOR COMPLETION DATES

     Design Step                        Completion Date
     -----------                        ---------------
*    Beginning of ASIC design           Upon placement of the CUSTOMER'S order
*    Design1 module                     1-2 months - by Supertec
*    Altera preliminary NL + TV         Beginning of July - Nogatech releases
*    Altera Full Integration            Aug 3rd   - Nogatech releases
*    Altera Final NL + TV               Aug. 10th - Nogatech releases
*    LG final NG + TV                   Aug. 24th - Supertec releases
*    LG final NG + TV tape-out          Sep. 1st  - Nogatech approval
*    1st Sign-Off, (*.*um)              Sep. 8th  - Nogatech approval
*    SDF out (*.*um)                    Sep. 15th - LG releases
*    2nd Sign-Off (*.*um)               Sep. 18th - Nogatech approval
*    Delivery of Prototypes (*.*um)     Oct. 20th - by LG ex Korea
*    LG NI + TV tape-out (*.**um)       Nov. 6th  - by LG ex Korea
*    1st Sign-Off, (*.**um)             Nov. 10th - Nogatech approval
*    SDF est (*.**um)                   Nov. 17th - LG releases
*    2nd Sign-Off.(*.**um)              Nov. 20th - Nogatech approval
*    Delivery of Prototypes (*.**um)    Dec. 25th - by LG ex Korea
*    Prototype Approval (*.**um)        Jan 8th 1998- Nogatech approval
*    Mass Production (*.**um)         Feb. 26th 1998 - by LG ex Korea


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          TERMS OF CONTRACT

1.   GENERAL TERMS

This Agreement shall be effective from the date that this agreement is signed by both parties and shall extend for a term of 5 years from the function approval of the samples.

The CUSTOMER should confirm in writing the Prototype approval of the ASIC product as soon as possible after receipt of the Prototype but no later than 60 days.

In the event that CUSTOMER does not specifically reject the prototypes provided by SUPERTEC in writing within 60 days, such samples shall be deemed to be accepted by CUSTOMER.

After Prototype approval CUSTOMER will issue a yearly forecast for expected quantity. The CUSTOMER shall confirm the rolling forecast two quarters before delivery. The rolling forecast shall be updated by the CUSTOMER in writing at the beginning of each quarter.

After Prototype approval with respect to the yearly forecast, CUSTOMER must issue a firm order 2-3 months before delivery. The order cannot be canceled 75 days before confirmed delivery date (Ex Korea).

Any changes to the specifications of the Product requested by CUSTOMER shall be subject to mutual agreement by both parties by written consent of both parties, as to adjustments to the Design and Payment Schedule.

2. PRICES
   ------

------------------------------------------------------------------------------------------
Pcs.            Product                        Pkg.           Qty/Yr.        Unit Price
                                                                                 USD
------------------------------------------------------------------------------------------
1.         *** gates                       *** PQFP           ***K               *.**
           4x1K 8bit DPRAM                                    ***K               *.**
           SC TLM *.**um                                      ***K               *.**
                                                               *M                *.**
------------------------------------------------------------------------------------------
2.         *** - *.** um SC TLM                                                 **,***
           60 Prototypes are included
------------------------------------------------------------------------------------------
3.         *** - *.* um SC TLM                                                  **,***
           50 Prototypes are included
------------------------------------------------------------------------------------------
4.         Development Charge per hour                                            **

------------------------------------------------------------------------------------------


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.   PAYMENT

Payment for Mass Production orders will be NET 30 days after delivery, FOB Korea, covered by CUSTOMER's Bank Guarantee in advance in addition to Bank Guarantee according to paragraph 3.3, or any other arrangement which will be agreed.

3.2  The NRE'S Costs will be invoiced as follows:

     - $39 M immediately at Order Placing.
     - $39 M immediately at the 0.5 mm SC 1" Sign-Off design step.
     - $52 M a 0.35 mm SC at Prototype Delivery
     - All development cost of $65 per Hour which will be paid during 1998, and will be added to the Unit Price of the first 100K units, by dividing the total cost to 100K units.

3.3 CUSTOMER will issue within the 0.6 um SC 1st Sign-Off design step, a Bank Guarantee in the amount of $52,000 US plus 17% VAT with validity until Dec. 1, 1998.

3.4 SUPERTEC reserves the right to use the Bank Guarantee in paragraph 3.3 only in case of the following:

*    Non payment or Partial Payment by the CUSTOMER.
*    CUSTOMER fails to purchase the 100,000 pieces, by Dec. 31, 1998.

3.5 Unless otherwise stated herein, the prices quoted in this Agreement do not include custom duties or sales, use, ending or other similar taxes payable hereunder, and the same shall be added.


GENERAL


CUSTOMER agrees and understands that all development efforts were a long term relationship. If the project will continue in a second generation or version, the continued development will be done through SUPERTEC, boxed on first refusal, and meeting technical and marketing requirements.


1.   EXCLUSIVE RIGHTS AND CONFIDENTIALITY

Either parties understand and hereby acknowledge that it may become informed of, and access to, confidential information of the other party including, but not limited to trade secrets and technical information, and that such information is the exclusive property of the other party.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Parts of this product which are not trade secrets or professional secrets or commonly known and are released by the CUSTOMER, may be used in other designs completed by SUPERTEC or LG or 3rd parties.

It is agreed that CUSTOMER is the owners and holders of all proprietary rights and has exclusive rights and absolute title respecting all of the data box, that he has given to SUPERTEC including Verilog RTL and all inventions process, know-how, computer program, technical data, information trade secrets, copy writing and any other rights with respect to the foregoing.

It is agreed that SUPERTEC is the owners and holders of all proprietary rights and has exclusive rights and absolute title respecting all of the data which SUPERTEC developed for the project done by SUPERTEC for the CUSTOMER including Net List, Test Vectox, Layout Masks and all inventions process, know-how computer program, technical data, information trade secrets, copy writing and any other rights with respect to the foregoing.

It is agreed that SUPERTEC is not allowed to use the Net List, Test Vectors, and Layout Masks which SUPERTEC developed for the project done by SUPERTEC for the CUSTOMER other than for the CUSTOMER Mass Production supply.

It is agreed that SUPERTEC is not the owners of the 2 modules which were developed for the CUSTOMER.

2.   RESPONSIBILITY

CUSTOMER will be responsible for Prototypes and Sign Off Approvals and for all the developmental work for both the CUSTOMER and SUPERTEC.

3.   MAJOR FORCE

Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is prevented by any cause beyond its control such as war, riots, sovereign act, civil conditions, act of God, earthquakes, epidemics, floods, fires, quarantine restrictions, accident, strike or lock out (also on part of suppliers), delays in transportation, raw material shortages or delays in the delivery of essential operating supplies or raw materials. An agreed delivery period shall be extended for the time after which such prevention continues and for a reasonable period of no more than 4 weeks.

4.   APPLICABLE LAW; JURISDICTION

The validity, performance and construction of this Agreement shall be governed by the laws of Israel, and Tel Aviv, Israel, shall be the appropriate venue and jurisdiction for the resolution of dispatch hereunder.

5.   INVALIDITY

Should any one or more parts of this agreement be declared invalid by any court of jurisdiction for any reason, such decision shall not affect the validity of any portions, which shall remain in full force can effect as if this agreement has executed with the invalid part or parts thereof eliminated.

6.   ATTORNEY'S FEES

The prevailing party in any legal action giving out of or related to this Agreement shall be entitled to its reasonable court costs and attorneys' fees.


SUPERTEC ELECTRONICS LTD.                    NOGATECH LTD.

BY:       SuperTec Electronics Ltd.          By:       Nogatech Ltd.

NAME:     Udi Shamir                         NAME:     Arie Heiman

Signature  /s/ Udi Shamir                    Signature: /s/ Arie Heiman
           --------------                               ---------------

TITLE:    General Manager                    TITLE:    General Manager

DATE:     24 June, 1997                      DATE:     24/June, 1997
                                                       -------------